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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Continental Materials Corporation and Subsidiaries on Form S-8 (File No. 33-23671) of our report dated March 10, 1995 on our audits of the consolidated financial statements and financial statement schedules of Continental Materials Corporation and Subsidiaries as of December 31, 1994 and January 1, 1994, and for the three years in the period ended December 31, 1994, which reports are included in this Annual Report on Form 10-K.



                                       COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 28, 1995